NDS SHAREHOLDERS APPROVE PROPOSED TRANSACTION TO TAKE NDS PRIVATE

Results of Court Meeting and Extraordinary General Meeting

NEW YORK and LONDON – January 13, 2009: NDS Group plc (“NDS”) today announced that at the shareholder meeting convened by the High Court of Justice in England and Wales and at the subsequent Extraordinary General Meeting, both of which took place today, the shareholders of NDS approved the proposed scheme of arrangement pursuant to which all of the issued and outstanding NDS A ordinary shares would be cancelled, and approximately 67% of the issued and outstanding NDS B ordinary shares (held by News Corporation) would be cancelled, in each case, for per share consideration of $63.00 in cash. Additional NDS B ordinary shares will then be issued to two newly incorporated subsidiaries of funds advised by Permira Advisers LLP (the “Newcos”).  If the proposed transaction is consummated, News Corporation and the Newcos would own approximately 49% and 51% of NDS, respectively, in each case subject to dilution by shares to be subscribed for by members of management and shares to be issued as part of the option scheme to be established by NDS following the proposed scheme of arrangement becoming effective.

The Court Meeting

At the Court Meeting, approximately 47% of the A ordinary shares of NDS was represented and the votes were as follows:

	For	% of Total	Against	% of Total
Number of votes	7,727,427	99.98%	1,325	0.02%
Number of voters	43	97.73%	1	2.27%

The Extraordinary General Meeting

At the Extraordinary General Meeting, approximately 98.01% of the issued ordinary share capital of NDS was represented and the votes approving the special resolution relating to the scheme of arrangement, the related reductions of capital, the amendments to NDS’s articles of association and certain other related arrangements as detailed in the scheme document were as follows:

	For	% of Total	Against	% of Total	Abstain	% of Total
Number of votes	427,736,645	100.00%	1,644	<0.01%	14,101	<0.01%

Copies of the resolutions passed at the Court Meeting and the Extraordinary General Meeting will be available for inspection at the offices of Weil, Gotshal & Manges, One South Place, London EC2M 2WG, upon request.

Expected Timetable

Completion of the transaction remains subject to the satisfaction or waiver of the conditions set forth in the scheme document, including the sanction of the scheme of arrangement by the Court. The Court Hearing to sanction the scheme of arrangement is expected to take place on January 27, 2009, and the Court Hearing to confirm related reductions of capital is expected to take place on February 4, 2009. The scheme is expected to become effective shortly thereafter. As previously announced by NDS, all other regulatory approvals required for the completion of the transaction have been received.

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About NDS
NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

Cautionary Statement Concerning Forward-looking Statements
This announcement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the US Securities and Exchange Commission. Any “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

For further information:
NDS
Yael Fainaro (Investor Relations)
Tel: +44 20 8476 8287

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